Exhibit 5.1

+1 202 663-6000 (t)
+1 202-663-6363 (f)

May 4, 2018

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, VA 23607

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (such Registration Statement, as amended or supplemented, the “Registration Statement”), including the related prospectus (the “Prospectus”), to be filed by Huntington Ingalls Industries, Inc., a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule A hereto (each, a “Guarantor” and collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Company’s issuance and exchange (the “Exchange Offer”) of up to $600,000,000 aggregate principal amount of its 3.483% Senior Notes due 2027 (the “New Notes”) for a like principal amount of the Company’s outstanding 3.483% Senior Notes due 2027 (the “Old Notes”), in each case in accordance with the terms of a Registration Rights Agreement, dated as of December 1, 2017 (the “Registration Rights Agreement”), by and among the Company, the Guarantors and the initial purchasers of the Old Notes, which is filed as Exhibit 4.2 to the Registration Statement. The Old Notes are, and the New Notes will be, fully and unconditionally guaranteed as to payment of principal and interest on a senior unsecured basis by the Guarantors (the “Exchange Guarantees” and, together with the New Notes, the “Securities”). The Old Notes were issued, and the New Notes are to be issued, pursuant to an indenture, dated as of December 1, 2017 (the “Indenture”), between the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). We are acting as counsel for the Company and the Guarantors in connection with the filing of the Registration Statement.

We have examined and relied upon (i) signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto; (ii) the Prospectus; (iii) the Indenture, including the terms of the Exchange Guarantees set forth therein; (iv) the Registration Rights Agreement; (v) the Old Notes; and (vi) the form of the New Notes. We have also examined and relied upon the Certificate of Incorporation of the Company (as amended or restated from time to time), the Bylaws of the Company (as amended or restated from time to time), and, with respect to the Guarantors listed on Schedule B hereto (each, a “Covered Guarantor” and collectively, the “Covered Guarantors”), the Certificates of Incorporation of each of the Covered Guarantors

Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006 Beijing Berlin Boston Brussels Denver Frankfurt London Los Angeles New York Palo Alto Washington

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incorporated in the State of Delaware, the Certificate of Formation of the Covered Guarantor formed as a limited liability company in the State of Delaware, the Articles of Incorporation of the Covered Guarantor incorporated in the State of California, the Bylaws or Limited Liability Company Agreement, as applicable, of each of the Covered Guarantors, as amended to date, and minutes of meetings of the Boards of Directors or equivalent governing body of the Company and the Covered Guarantors as provided to us by the Company and the Covered Guarantors.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company and the Covered Guarantors.

We have relied as to certain matters on information obtained from public officials and officers of the Company and the Covered Guarantors, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are issued as contemplated by the Registration Statement; (ii) all Securities will be issued in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; (iii) at the time of the issuance of the Securities, the Company and each of the Covered Guarantors will be validly existing as a corporation or limited liability company, as applicable, and in good standing under the laws of the State of Delaware or the State of California, as applicable; and (iv) the accuracy of (a) the opinion letter of even date herewith of Charles R. Monroe, Jr., Corporate Vice president, Associate General Counsel and Secretary of the Company, as to matters of Virginia law, which is being filed as Exhibit 5.2 to the Registration Statement, (b) the opinion letter of even date herewith of James B. Perrine, Senior Counsel of the Company, as to matters of Alabama, law, which is being filed as Exhibit 5.3 to the Registration Statement, (c) the opinion letter of even date herewith of Edward S. Harrison, Senior Counsel of the Company, as to matters of Illinois law, which is being filed as Exhibit 5.4 to the Registration Statement and (d) the opinion letter of even date herewith of Fermeen Fazal, Chief Counsel of UniversalPegasus International, a wholly owned subsidiary of the Company, as to matters of Texas law, which is being filed as Exhibit 5.5 to the Registration Statement.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any instrument or agreement with respect to any of the Securities other than the Company and the Covered Guarantors. We have assumed that such instruments and agreements are, or will be, the valid and binding obligations of each party thereto other than the Company and the Guarantors, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinion below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or any Guarantor of the Indenture or the Securities, or, if any such authorization, approval,

May 4, 2018 Page 3

consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and it will be in full force and effect. We have also assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (ii) the Indenture has been duly authorized, executed and delivered by the Trustee; (iii) the Indenture is a valid and binding obligation of the Trustee; and (iv) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have also assumed the due authentication of the New Notes by the Trustee, that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance of the Securities, the Board of Directors of each of the Company and the Guarantors (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or such Guarantors or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally; (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing; (iii) general equitable principles; and (iv) acceleration of the New Notes which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach any of the instruments or agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York, the General Corporation Law of the State of Delaware and the California Corporations Code. We express no opinion herein with respect to compliance by the Company or any Guarantor with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction. We have not acted as counsel to the Guarantors with respect to Alabama, Illinois, Texas or Virginia law.

We also express no opinion herein as to any provision of any instrument or agreement (i) that may be deemed to or construed to waive any right of the Company or the Guarantors; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any instrument or agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any instrument or agreement may not be waived or modified except in writing; (vii)

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purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that when (a) the Registration Statement has become effective, (b) the Indenture has been duly qualified under the Trust Indenture Act and (c) the New Notes have been duly executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, (i) the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (ii) the Exchange Guarantees will constitute valid and binding obligations of each Guarantor, enforceable against such Guarantor in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner

Schedule A

Guarantors

Exact Name of Guarantor as specified in its Charter	State of Organization
AMSEC LLC	Delaware
Camber Corporation	Delaware
Camber Government Solutions Inc.	Delaware
Camber Holding Corporation	Delaware
Camber Technical Services L.L.C.	Alabama
Continental Maritime of San Diego, Inc.	California
Fleet Services Holding Corp.	Delaware
HII Services Corporation	Delaware
HII Technical Solutions Corporation	Delaware
Huntington Ingalls Engineering Services, Inc.	Delaware
Huntington Ingalls Incorporated	Virginia
Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware
Huntington Ingalls Unmanned Maritime Systems, Inc.	Delaware
Integrated Information Technology Corporation	Illinois
Newport News Energy Company	Virginia
Newport News Industrial Corporation	Virginia
Newport News Nuclear Inc.	Virginia
Pegasus International, Inc.	Texas
Stoller Newport News Nuclear, Inc.	Delaware
Undersea Solutions Corporation	Delaware
Universal Ensco, Inc.	Texas
UniversalPegasus International Holdings, Inc.	Delaware
UniversalPegasus International, Inc.	Delaware
UP International, Inc.	Delaware
UP Support Services, Inc.	Delaware
Veritas Analytics, Inc.	Virginia

Schedule B

Covered Guarantors

Exact Name of Guarantor as specified in its Charter	State of Organization
AMSEC LLC	Delaware
Camber Corporation	Delaware
Camber Government Solutions Inc.	Delaware
Camber Holding Corporation	Delaware
Fleet Services Holding Corp.	Delaware
HII Services Corporation	Delaware
HII Technical Solutions Corporation	Delaware
Huntington Ingalls Engineering Services, Inc.	Delaware
Huntington Ingalls Industries Energy and Environmental Services, Inc.	Delaware
Huntington Ingalls Unmanned Maritime Systems, Inc.	Delaware
Stoller Newport News Nuclear, Inc.	Delaware
Undersea Solutions Corporation	Delaware
UniversalPegasus International Holdings, Inc.	Delaware
UniversalPegasus International, Inc.	Delaware
UP International, Inc.	Delaware
UP Support Services, Inc.	Delaware
Continental Maritime of San Diego, Inc.	California